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                      RETAIL FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into this 1st day of May, 2002, by and among HARTFORD LIFE INSURANCE COMPANY, a stock life insurance company organized under the laws of Connecticut (hereinafter the "COMPANY"), on its own behalf and on behalf of each separate account of the Company set forth in SCHEDULE A hereto, as may be amended from time to time (each such account hereinafter referred to as a "SEPARATE ACCOUNT"), Eaton Vance Growth & Income Fund, Eaton Vance Utilities Fund and Eaton Vance Worldwide Health Sciences Fund, each an open-end diversified management investment company organized under the laws of Massachusetts (hereinafter the "FUNDS"and individually each a "FUND"), and Eaton Vance Distributors, Inc., a Massachusetts corporation (hereinafter the "UNDERWRITER").

                                  WITNESSETH:

WHEREAS, beneficial interests in the Funds are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the "PORTFOLIOS"); and

WHEREAS, the Funds are registered as open-end management investment companies under the Investment Company Act of 1940, as amended (hereinafter the "1940 ACT") and their shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 ACT"); and

WHEREAS, the Company issues certain group variable annuity contracts and group funding agreements (the "CONTRACTS") in connection with retirement plans intended to meet the qualification requirements of Sections 401, 403(b) or 457 of the Internal Revenue Code of 1986, as amended (the "CODE"); and

WHEREAS, each Separate Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts; and

WHEREAS, the Underwriter is the principal underwriter for the Funds and is registered as a broker-dealer with the Securities and Exchange Commission (hereinafter the "SEC") under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 ACT"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios set forth in SCHEDULE A on behalf of each corresponding Separate Account set forth on such SCHEDULE A to fund the Contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as the Separate Accounts at net asset value.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the

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Funds and the Underwriter agree as follows:

               ARTICLE I. Purchase and Redemption of Fund Shares.

1.1 The Underwriter agrees to sell to the Company those shares of the Portfolios which the Company orders on behalf of any Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Funds or their designee(s) of such order. For purposes of this Section, the Company shall be the designee of the Funds for receipt of such orders from each Separate Account. Receipt by such designee shall constitute receipt by the applicable Fund; provided that the Fund or the Underwriter receives notice of such order via the National Securities Clearing Corporation (the "NSCC") by 9:00 a.m. Eastern Time on the next following Business Day. The Funds will receive all orders to purchase Portfolio shares using the NSCC's Defined Contribution Clearance & Settlement ("DCC&S") platform. The Funds will also provide the Company with account positions and activity data using the NSCC's Networking platform. The Company shall pay for Portfolio shares by the scheduled close of federal funds transmissions on the same Business Day it places an order to purchase Portfolio shares in accordance with this section using the NSCC's Fund/SERV System. Payment shall be in federal funds transmitted by wire from the Funds' designated Settling Bank to the NSCC. "BUSINESS DAY" shall any day on which the New York Stock Exchange is open for trading and on which the Funds calculate their net asset value pursuant to the rules of the SEC. "NETWORKING" shall mean the NSCC's product that allows Funds and Companies to exchange account level information electronically. "SETTLING BANK" shall mean the entity appointed by the Funds to perform such settlement services on behalf of the Funds and agrees to abide by the NSCC's Rules and Procedures insofar as they relate to the same day funds settlement.

If the Company is somehow prohibited from submitting purchase and settlement instructions to the Funds for Portfolio shares via the NSCC's DCC&S platform the following shall apply to this Section:

The Underwriter agrees to sell the Company those shares of the Portfolios which the Company orders on behalf of any Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Funds or their designee(s) of such order. For purposes of this Section, the Company shall be the designee of the Funds for the receipt of such orders from the Separate Account and receipt by such designee shall constitute receipt by the applicable Fund; provided that the applicable Fund or the Underwriter receives notice of such order by 9:00 a.m. Eastern Time on the next following Business Day. The Company shall pay for Portfolio shares by the scheduled close of federal funds transmissions on the same Business Day it places an order to purchase Portfolio shares in accordance with this section. Payment shall be in federal funds transmitted by wire to the Funds' designated custodian. "BUSINESS DAY" shall mean any day on which the New York Stock Exchange is open for trading and on which the Funds calculate their net asset value pursuant to the rules of the SEC.

1.2 The Funds and the Underwriter agree to make shares of the Portfolios available indefinitely for purchase at the applicable net asset value per share by the Company on Business Days; provided, however, that the Board of Trustees or Directors, as applicable, of each Fund (hereinafter the "TRUSTEES/DIRECTORS") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees/Directors, acting in good faith and in compliance with their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of any Portfolio.

1.3 The Underwriter agrees to redeem for cash, upon the Company's request, any full or fractional shares of the Funds held by the Company on behalf of a Separate Account, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Funds or

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their designee(s) of the request for redemption. For purposes of this Section, the Company shall be the designee of the Funds for receipt of requests for redemption from each Separate Account and receipt by such designee shall constitute receipt by the applicable Fund; provided the Fund or the Underwriter receives notice of such request for redemption via the NCSA by 9:00 a.m. Eastern Time on the next following Business Day. The Funds will receive all orders to redeem Portfolio shares using the NSCC's DCC&S platform. The Funds will also provide the Company with account positions and activity data using the NSCC's Networking platform. Payment for Fund shares redeemed shall be made in accordance with this section using the NSCC's Fund/SERVE System. Payment shall be in federal funds transmitted by the NSCC to the Separate Account's Settling Bank as designated by the Company, on the same Business Day the applicable Fund or the Underwriter receives notice of the redemption order from the Company provided that the Fund or the Underwriter receives notice by 9:00 a.m. Eastern Time on such Business Day.

If the Company is somehow prohibited from submitting redemption and settlement instructions to the Funds for Portfolio shares via the NSCC's DCC&S platform the following shall apply to this Section:

The Funds and the Underwriter agree to redeem for cash, upon the Company's request, any full or fractional shares of the Funds held by the Company on behalf of a Separate Account, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Funds or their designee(s) of the request for redemption. For purposes of this Section, the Company shall be the designee of the Funds for receipt of requests for redemption from each Separate Account and receipt by such designee shall constitute receipt by the applicable Fund; provided the Fund or the Underwriter receives notice of such request for redemption by 10:00 a.m. Eastern Time on the next following Business Day. Payment shall be in federal funds transmitted by wire to the Separate Account as designated by the Company, on the same Business Day the applicable Fund or the Underwriter receives notice of the redemption order from the Company provided that the Fund or the Underwriter receives notice by 10:00 a.m. Eastern Time on such Business Day.

1.4 The Company agrees to purchase and redeem the shares of the Portfolios named in SCHEDULE A offered by the then current prospectuses of the Funds in accordance with the provisions of the applicable prospectus.

1.5 The Company will place separate orders to purchase or redeem shares of each Portfolio.

1.6 Issuance and transfer of the Fund's shares will be by book entry only. Share certificates will not be issued to the Company or any Separate Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Separate Account or the appropriate subaccount of each Separate Account.

1.7 The Underwriter shall furnish prompt notice to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such dividends and distributions as are payable on a Portfolio's shares in the form of additional shares of that Portfolio. The Funds shall notify the Company of the number of shares so issued as payment of such dividends and distributions no later than one Business Day after issuance. The Company reserves the right to revoke this election and to receive in cash all such dividends and distributions declared after receipt of notice of revocation by the Fund.

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1.8  The Underwriter shall use its best efforts to make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the close of trading each Business Day.

1.9 If the Underwriter or any Fund provides incorrect share net asset value (to the extent that the incorrect share net asset value is more than one-half of one percent of the correct net asset value) per share, dividend or capital gain information through no fault of the Company and such errors are not corrected by 4 p.m. Eastern Time the next Business Day (by providing the incorrect and the correct NAV for each day that the error occurred), the Company shall be entitled to an adjustment with respect to the Fund shares purchased or redeemed to reflect the correct information. In addition, the Underwriter and/or the applicable Fund shall be liable for the systems and out of pocket costs to make all corrections to all Contract owner, participant, or beneficiary accounts with respect to the Fund shares purchased or redeemed to reflect the correct net asset value per share, dividend or capital gain information so that each participant under a Contract is made whole. Any error in the calculation or reporting of net asset value per share, dividend or capital gain information shall he reported promptly to the Company upon discovery. Underwriter and/or the applicable Fund shall reimburse the Company for all out of pocket expenses and employee time incurred for correcting such incorrect information.

1.10 If the Company provides incorrect processing information through no fault of the Funds or the Underwriter, the applicable Fund shall be entitled to an adjustment with respect to the Fund shares purchased or redeemed to reflect the correct information. Any error in the information provided by the Company shall be reported to the applicable Fund and the Underwriter promptly upon discovery.

                   ARTICLE II. Representations and Warranties

2.1. The Company represents and warrants that the Contracts are or will be registered unless exempted from registration thereunder and that it will make every effort to maintain such registration under the 1933 Act to the extent required by the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws, including any state insurance suitability requirements, if applicable. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Separate Account prior to any issuance or sale of Contracts, shares or other interests therein, as a segregated asset account under the insurance laws of the State of Connecticut and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with and to the extent required by the provisions of the 1940 Act, unless exempt therefrom, to serve as a segregated investment account for the Contracts. Unless exempt, the Company shall amend its registration statement for its Contracts under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts. The Company shall register and qualify the Contracts for sale in accordance with securities laws of the various states only if and to the extent deemed necessary by the Company.

2.2 The Company acknowledges that the Funds do not meet the requirements necessary for the Contracts to qualify as diversified under Section 817(h) of the Code.

2.3 The Funds and the Underwriter represent and warrant that (i) Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Funds are and shall remain registered under the 1940 Act for as long as the Fund shares are sold; (ii) the Funds shall amend the registration statements for their shares under the

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1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of their shares; and (iii) the Funds shall register and qualify their shares for sales in accordance with the laws of the various states only if and to the extent deemed advisable by the Funds or the Underwriter.

2.4 The Funds represents that each Portfolio (a) is currently qualified as a Regulated Investment Company under Subchapter M of the Code; (b) will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision); and (c) will notify the Company immediately upon having a reasonable basis for believing that such Portfolio has ceased to so qualify or might not so qualify in the future.

2.5 To the extent that the Fund finances distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Funds represents that their Boards of Trustees or Directors, as applicable, including a majority of its Trustees/Directors who are not interested persons of the Funds, have formulated and approved plans under Rule 12b-1 to finance distribution expenses.

2.6 The Funds make no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or insurance regulations of the various states except that the Funds do represent that they shall at all times remain in compliance with the state securities laws of the State of Connecticut. The Funds and the Underwriter represent that their respective operations are and shall at all times remain in material compliance with the laws of the State of Connecticut to the extent required to perform this Agreement.

2.7 The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance in all material respects with all applicable federal and state securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.8 The Funds represent that they are lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and that they will comply in all material respects with applicable provisions of the 1940 Act.

2.9 The Funds represent and warrant that all of their Trustees/Directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Funds are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Funds in an amount not less than the minimum coverage as required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.10 The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Funds are covered by a blanket fidelity bond or similar coverage in an amount not less than $5 million. The aforesaid includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.11 The foregoing representations and warranties shall be made, by the party hereto that makes the representation or warranty as of the date first written above and at the time of each purchase and each sale of the Fund's shares pursuant to this Agreement.

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2.12  The Funds and the Underwriter acknowledge that the Company has a policy, which may be amended from time to time, concerning abusive and/or disruptive transactions that appear to follow a market timing pattern or may otherwise have an adverse affect on the Funds or the Portfolios. The Company agrees that it shall make reasonable efforts to identify and address such practices. In the event that the Funds or Underwriter identifies abusive and/or disruptive transactions that appear to follow a market timing pattern or may otherwise have an adverse effect on the Funds or Portfolios, the Company agrees to make reasonable efforts to address such practices.

        ARTICLE III. Prospectuses; Reports and Proxy Statements; Voting

3.1 The Underwriter shall provide the Company at no charge with as many printed copies of the Funds' current prospectuses and statements of additional information as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies of the Funds' current prospectuses and statements of additional information, the Funds shall provide camera-ready film, computer diskettes, e-mail transmissions or PDF files containing the Funds' prospectus and statements of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Funds are amended during the year) to have the prospectus or private offering document for the Contracts (if applicable) and the Funds' prospectuses printed together in one document or separately. The Company may elect to print the Funds' prospectuses and/or their statements of additional information in combination with other fund companies' prospectuses and statements of additional information.

3.2(a). The Funds, at their expense, shall provide the Company with copies of the Funds' proxy statements, Fund reports to shareholders, and other Fund communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

3.2(b). The Funds shall pay for the cost of typesetting, printing and distributing all Fund prospectuses, statements of additional information, Fund reports to shareholders and other Fund communications to Contract owners and prospective Contract owners. The Funds shall pay for all costs for typesetting, printing and distributing proxy materials.

3.3. The Fund's statement of additional information shall be obtainable by Contract owners from the Fund, the Underwriter, the Company or such other person as the Funds may designate.

3.4 If and to the extent required by law the Company shall distribute all proxy material furnished by the Funds to Contract owners to whom voting privileges are required to be extended and shall:

       A.  solicit voting instructions from Contract owners;

       B. vote the Fund shares held in the Separate Account in accordance with instructions received from Contract owners; and

       C. so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable annuity contract owners, vote Fund shares held in the Separate Account for which no timely instructions have been received, in the same proportion as Fund shares of such Portfolio for which

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          instructions have been timely received from the Company's Contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account for its own account, to the extent permitted by law. Notwithstanding the foregoing, with respect to the Fund shares held by unregistered Separate Accounts that issue Contracts issued in connection with employee benefit plans subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, the Company shall vote such Fund shares allocated to such Contracts only in accordance with the Company's agreements with such Contract owners.

3.5 The Funds will comply with all provisions of the 1940 Act requiring voting by shareholders. The Funds will not hold annual meetings but will hold such special meetings as may be necessary from time to time. Further, the Funds will act in accordance with the SEC interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

                   ARTICLE IV. Sales Material and Information

4.1 The Company shall furnish, or shall cause to be furnished, to the Funds, the Underwriter or their designee, each piece of sales literature or other promotional material prepared by the Company or any person contracting with the Company in which the Funds or the Underwriter is named, at least fifteen calendar days prior to its use. No such literature or material shall be used without prior approval from the Fund, the Underwriter or their designee, however, the failure to object in writing within such fifteen days will be deemed approval. Such approval process shall not apply to subsequent usage of materials that are substantially similar to prior approved materials.

4.2 Neither the Company nor any person contracting with the Company shall give any information or make any representations or statements on behalf of the Funds or concerning the Funds in connection with the sale of the Contracts other than the information or representations contained in the registration statements or prospectuses for the Fund shares, as such registration statements and prospectuses may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Funds, or in sales literature or other promotional material approved by the Funds or their designee(s), except with the permission of the Funds, the Underwriter or their designee.

4.3 The Funds shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material prepared by or for the Funds or the Underwriter in which the Company or any Separate Account is named, at least fifteen calendar days prior to its use. No such literature or material shall be used without prior approval from the Company or its designee, however, the failure to object in writing within such fifteen days will be deemed approval. Such approval process shall not apply to subsequent usage of materials that are substantially similar to prior approved materials.

4.4 Neither the Funds nor the Underwriter shall give any information or make any representations on behalf of the Company or concerning the Company, each Separate Account, or the Contracts other than the information or representations contained in the Contracts, a disclosure document, registration statement or prospectus for the Contracts (if applicable), as such Contract registration statement and prospectus or disclosure document may be amended or supplemented from time to time, or in published reports for each Separate Account which have been filed with the SEC or are in the public

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domain or approved by the Company for distribution to Contract owners or participants, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

4.5 The Funds will provide to the Company at least one complete copy of all prospectuses, statements of additional information, reports to shareholders, proxy statements, applications for exemptions, requests for no-action relief and all amendments to any of the above, that relate to the Funds or their shares, promptly after the filing of such document with the SEC or other regulatory authorities.

4.6. The Company will provide to the Funds at least one complete copy of all prospectuses, statements of additional information, reports, solicitations for voting instructions, applications for exemption, requests for no-action relief and all amendments to any of the above, if applicable to the investment in a Separate Account or Contract, promptly after the filing of such document with the SEC or other regulatory authorities.

4.7 For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, Internet, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, electronic mail, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, disclosure documents, prospectuses, statements of additional information, shareholder reports, and proxy materials.

4.8 The Company agrees and acknowledges that the Company has no right, title or interest in the names and marks of the Funds and that all use of any designation comprised in whole or part or such names or marks under this Agreement shall inure to the benefit of the Funds and the Underwriter. Any such use shall be in accordance with the quality standards for the use of such names and marks that the Funds provide to the Company from time to time. Except as provided in
Section 4.1, the Company shall not use any such names or marks on its own behalf or on behalf of a Separate Account in connection with marketing the Contracts without prior written consent of the applicable Fund and the Underwriter. Upon termination of this Agreement for any reason, the Company shall cease all use of any such names or marks. To the extent, if any, that any ownership interest in and to the names and marks of the Funds do not automatically vest in the Funds by virtue of this Agreement, and instead vests in the Company, the Company hereby transfers and assigns to the Funds all right, title and interest that the Company may have in and to the names and marks of the Funds.

4.9 The Funds and Underwriter agree and acknowledge that each has no right, title or interest in the names and marks of the Company, and that all use of any designation comprised in whole or part or such names or marks under this Agreement shall inure to the benefit of the Company. Any such use shall be in accordance with the quality standards for the use of such names and marks that the Company provides to the Funds and the Underwriter from time to time. Except as provided in Section 4.3, the Funds and Underwriter shall not use any such names or marks on its own behalf or on behalf of a Fund in connection with marketing the Fund without prior written consent of the Company. Upon termination of this Agreement for any reason, the Funds and Underwriter shall cease all use of any such names or marks. To the extent, if any, that any ownership interest in and to the names and marks of the Company do not automatically vest in the Company by virtue of this Agreement, and instead vests in the

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Funds or the Underwriter, the Funds and the Underwriter hereby transfer and assign to the Company all right, title and interest that the Funds and/or the Underwriter may have in and to the names and marks of the Company.

                          ARTICLE V. Fees and Expenses

5.1 The Funds shall pay the fees and expenses provided for in the attached SCHEDULE B.

                          ARTICLE VI. Indemnification

6.1  Indemnification By The Company

       (a) The Company agrees to indemnify and hold harmless the Fund, the Underwriter and each of their respective trustees, directors, officers, employees or agents and each person, if any, who controls the Funds or the Underwriter within the meaning of section 15 of the 1933 Act (collectively, the "INDEMNIFIED PARTIES" for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, the acquisition of, or investment in, the Fund's shares or the Contracts and:

         (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the disclosure statement, registration statement, prospectus, statement of additional information, or other disclosure document for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to an Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party, the Funds or the Underwriter to the Company on behalf of the Funds or the Underwriter for use in the registration statement, prospectus, statement of additional information or disclosure document for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

         (ii) arise out of or as a result of (a) statements or representations by or on behalf of the Company (other than statements or representations contained in the Funds registration statements, Fund prospectuses or sales literature or other promotional material of the Funds not supplied by the Company, or persons under its control and other than statements or representations authorized by the Funds or the Underwriter); or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

         (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in the Funds' registration statements, Fund prospectuses, statements of additional information or sales literature or other promotional material of the Funds (or any amendment

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               thereof or supplement thereto) or the omission or alleged
               omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Funds or the Underwriter by or on behalf of the Company or persons under its control; or

         (iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

         (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement; except to the extent provided in Sections 6.1(b) and 6.4 hereof.

       (b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

       (c) In accordance with Section 6.3 hereof, the Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

6.2  Indemnification By the Underwriter

       (a) The Underwriter agrees to indemnify and hold harmless the Company, the Funds and each of their directors, officers, employees or agents and each person, if any, who controls the Funds or the Company, as the case may be, within the meaning of section 15 of the 1933 Act (collectively, the "INDEMNIFIED PARTIES" for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, the acquisition of, or the investment in, the shares of the Portfolios that it distributes or the Contracts and:

         (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information, or other disclosure document for the Funds or sales literature or other promotional material of the Funds (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Company to the Funds or the Underwriter on behalf of the Company for use in the registration statement, prospectus, statement of additional information or disclosure document for the Funds or in sales literature of the Funds (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or the Portfolio shares; or

         (ii) arise out of or as a result of (a) statements or representations made by or on behalf of the Underwriter (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Funds or the Underwriter or persons under their respective control and other than statements or representations authorized by the Company); or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Funds or the Underwriter or persons under the control of the Funds or the Underwriter, respectively, with respect to the sale or distribution of the Contracts or Fund shares; or

         (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material with respect to the Contracts (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Funds or the Underwriter or persons under the control of the Funds or the Underwriter, respectively; or

         (iv) arise as a result of any material failure by the Funds or the Underwriter to provide the services and furnish the materials under the terms of this Agreement; or

         (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter or the Funds in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter or the Fund; except to the extent provided in Sections 6.2(b) and 6.4 hereof.

       (b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

       (c) In accordance with Section 6.4 hereof, the Indemnified Parties will promptly notify the Underwriter of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Separate Accounts.

6.3  Indemnification by the Funds

       (a) The Funds each agree to indemnify and hold harmless the Company, the Underwriter and each of their directors, officers, employees or agents and each person, if any, who controls the Company or the Underwriter, as the case may be, within the meaning of section 15 of the 1933 Act (collectively, the "INDEMNIFIED PARTIES" for purposes of this Section 6.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, the acquisition of, or the investment in, the shares of the Portfolios or the Contracts and:

         (i) arise as a result of any material failure by the Funds to provide the services and furnish the materials under the terms of this Agreement; or

         (ii) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter or the either Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter or the Funds; except to the extent provided in Sections 6.3(b) and 6.4 hereof.

       (b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

       (c) In accordance with Section 6.4 hereof, the Indemnified Parties will promptly notify the Underwriter of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Separate Accounts.

6.4.  Indemnification Procedure

       (a) Any person obligated to provide indemnification under this Article VI ("INDEMNIFYING PARTY" for the purpose of this Section 6.4) shall not be liable under the indemnification provisions of this Article VI with respect to any claim made against a party entitled to indemnification under this Article VI ("INDEMNIFIED PARTY" for the purpose of this Section 6.4) unless such Indemnified Party shall have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such party shall have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VI. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless otherwise specifically agreed to by both the Indemnifying Party and the Indemnified Party.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VI. The indemnification provisions contained in this Article VI shall survive any termination of this Agreement.

                          ARTICLE VII. Applicable Law

7.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut.

7.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

                           ARTICLE VIII. Termination

8.1  This Agreement shall terminate:

       (a) at the option of any party upon four months' advance written notice to the other parties unless otherwise agreed in a separate written agreement among the parties; or

       (b) at the option of the Funds or the Underwriter upon institution of formal proceedings against the Company by the NASD, NASD Regulation, Inc. ("NASDR"), the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Separate Accounts, or the purchase of the Fund shares, which in the judgment of the Funds or the Underwriter are reasonably likely to have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

       (c) at the option of the Company upon institution of formal proceedings against the Fund or the Underwriter by the NASD, NASDR, the SEC, or any state securities or insurance department or any other regulatory body, related to the purchase or sale of the Fund shares or the operation of the Funds which in the judgment of the Company are reasonably likely to have a material adverse effect on the Underwriter's or the Fund's ability to perform its obligations under this Agreement; or

       (d) at the option of the Company if a Portfolio delineated in SCHEDULE A ceases to qualify as a Regulated Investment Company under Subchapter M of the Code (a "RIC"), or under any successor or similar provision, and the disqualification is not cured within the period permitted for such cure, or if the Company reasonably believes that any such Portfolio may fail to so qualify and be unable to cure such disqualification within the period permitted for such cure; or

       (e) at the option of the Fund with respect to any Portfolio, upon 60 days' advance written notice from the Fund or the Underwriter to the Company, upon a decision by the Fund to cease offering shares of the Portfolio for sale;

       (f) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; provided that the party not in breach shall give the party in breach notice of the breach and the party in breach does not cure such breach within 30 days of receipt of such notice of breach; or

       (g) at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either the Fund or the Underwriter has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company; or

       (h) at the option of the Funds or the Underwriter if the Funds or the Underwriter respectively, shall determine in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Funds or Underwriter.

8.2  Notice Requirement

       (a) in the event that any termination of this Agreement is based upon the provisions of Sections 8.1(b), 8.1(c) or 8.1(d), prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating parties, with said termination to be effective upon receipt of such notice by the non-terminating parties; provided that for any termination of this Agreement based on the provisions of
            Section 8.1(d), said termination shall be effective upon the Portfolio's failure to qualify as a RIC and to cure such disqualification within the period permitted for such cure.

       (b) In the event that any termination of this Agreement is based upon the provisions of Sections 8.1(f) or 8.1(g), prior written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating this Agreement to the non-terminating parties. Such prior written notice shall be given by the party terminating this Agreement to the non-terminating parties at least 60 days before the effective date of termination.

8.3 It is understood and agreed that the right to terminate this Agreement pursuant to Section 8.1(a) may be exercised for any reason or for no reason.

8.4  Effect of Termination

       (a)  Notwithstanding any termination of this Agreement pursuant to
            Section 8.1(a) through 8.1(g) of this Agreement and subject to
            Section 1.2 of this Agreement, the Funds and the Underwriter shall, at the option of the Company, continue to make available additional shares of the Funds pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "EXISTING CONTRACTS"), unless such further sale of Fund shares is proscribed by law, regulation or an applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Fund, redeem investments in the Funds and/or invest in the Funds upon the making of additional purchase payments under the Existing Contracts unless such further sale of Fund shares is proscribed by law, regulation or an applicable regulatory body.

       (b) The Funds and/or Underwriter shall remain obligated to pay Company the fee in effect as of the date of termination for so long as shares are held by the Accounts and Company continues to provide services to the Accounts; provided that, in the case of service fees paid by the Fund pursuant to the 1940 Act, the Trustees/Directors of the Funds have not terminated payment of such fees. The fees payable under this Agreement shall apply to shares purchased both prior to and subsequent to the date of termination. This Agreement, or any provision thereof, shall survive the termination to the extent necessary for each party to perform its obligations with respect to shares for which a fee continues to be due subsequent to such termination.

       (c) If any party terminates this Agreement with respect to any Portfolio pursuant to this Article VIII, the Agreement shall nevertheless continue in effect as to any shares of the Portfolio that are outstanding as of the date of such termination ("Initial Termination Date"). This continuation shall extend to the earlier of (a) the date as of which a Separate Account no longer owns any shares of the affected Portfolio; or (b) the date as of 180 days following the Initial Termination Date, or, at the Fund's option, such later date as is necessary for the Company to obtain a substitution order from the SEC, the application for which the Company will diligently pursue.

8.5  Survival

The provisions of Article II (Representations and Warranties), Article VI (Indemnification), Article VII (Applicable Law) and Article X (Miscellaneous) shall survive termination of this Agreement. In addition, all other applicable provisions of this Agreement shall survive termination so long as shares of the Fund are held on behalf of Contract owners in accordance with Section 8.4, except that the Fund and the Underwriter shall have no further obligation to make Fund shares available in Contracts issued after termination.

8.6  Redemptions by the Company

Until 90 days after the Company shall have notified the Fund or the Underwriter of its intention to do so, or except as necessary to implement Contract owner initiated and approved transactions, or as required by state insurance laws or regulations, the Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in the Separate Account), and the Company shall not prevent Contract owners from allocating payments to the Fund that was otherwise available under the Contracts.

                              ARTICLE IX. Notices

9.1 (a) Any notice shall be deemed duly given only if sent by hand or overnight express delivery, evidenced by written receipt or by certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. All notices shall be deemed given the date received or rejected by the addressee.

     If to the Company:

              Hartford Life Insurance Company
              200 Hopmeadow Street
              Simsbury, Connecticut 06089
              Attention: Vice President, Investment Products Division

     with a copy to:

              General Counsel
              Hartford Life Insurance Company
              200 Hopmeadow Street
              Simsbury, Connecticut 06089

     If to the Fund:

          Attention:

     If to the Underwriter:

          Attention:

     with a copy to:

          Attention:

                            ARTICLE X Miscellaneous

10.1 Subject to law and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all other information reasonably identified as such in writing by any other party hereto, and, except as contemplated by this Agreement, shall not disclose, disseminate or utilize such confidential information without the express prior written consent of the affected party until such time as it may come into the public domain. In addition, the parties hereby represent that they will use and disclose Personal Information (as defined below) only to carry out the purposes for which it was disclosed to them and will not use or disclose Personal information if prohibited by applicable law, including, without limitation, statutes and regulations enacted pursuant to the Gramm-Leach-Bliley Act (Public Law 106-102). "PERSONAL INFORMATION" means financial and medical information that identifies an individual personally and is not available to the public, including, but not limited to, credit history, income, financial benefits, policy or claim information and medical records. If either party outsources services to a third party, such third party will agree in writing to maintain the security and confidentiality of any information shared with them.

10.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

10.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

10.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

10.5 This Agreement, including the rights and obligations herein, shall not be assigned by any party hereto without the prior written consent of all the parties.

10.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, NASDR and state insurance regulators) and shall permit reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

10.7 Each party represents that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (b) the party has obtained, and during the term of this Agreement will maintain, all authorizations, licenses, qualifications or registrations required to he maintained in connection with the performance of its duties under this Agreement; and (c) the party will comply in all material respects with all applicable laws, rules and regulations.

10.8 The parties to this Agreement may amend by written agreement the Schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Separate Accounts or the Portfolios of the Fund.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY               THE EATON VANCE GROWTH & INCOME
                                              FUND

By:    /s/ David N. Levenson           By:    /s/ J.L. O' Connor
       ------------------------------         ------------------------------
Name:                                  Name:  J.L. O' Connor
Title:                                 Title: Treasurer

THE EATON VANCE UTILITIES FUND                THE EATON VANCE WORLDWIDE HEALTH
                                              SCIENCES FUND

By:    /s/ J.L. O' Connor              By:    /s/ J.L. O' Connor
       ------------------------------         ------------------------------
Name:  J.L. O' Connor                  Name:  J.L. O' Connor
Title: Treasurer                       Title: Treasurer

EATON VANCE DISTRIBUTORS, INC.

By:    /s/ John M. Trotsky
       ------------------------------
Name:  John M. Trotsky
Title: V. P. Marketing, Director
       Retirement Plans

                                   SCHEDULE A

                               Separate Accounts

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 MARKET

K, K1, K2, K3, K4
TK, TK1, TK2, TK3,TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4

403 AND 457 MARKETS

DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, 403, UFC,
Eleven

                                   PORTFOLIOS

*Eaton Vance Large Cap Value
Eaton Vance Utilities
Eaton Vance Worldwide Health Sciences

*Class A Shares

*Name Change

                                   SCHEDULE B

In consideration of the services provided by the Company, the Funds agree to pay the Company an amount equal to the following basis points per annum on the average aggregate amount invested by the Company's Separate Account(s) in each Portfolio under the Retail Fund Participation Agreement, such amounts to be paid within 30 days of the end of each calendar quarter.

                                                               ADDITIONAL
                                                                SERVICE
              PORTFOLIO                   SUB T/A FEES            FEES          SERVICE FEES
---------------------------------------------------------------------------------------------
*Eaton Vance Large Cap Value                    0.20%              0.05%             0.25%
Eaton Vance Utilities                           0.20%              0.05%             0.25%
Eaton Vance Worldwide Health Sciences           0.20%              0.05%             0.25%

------------

*   Name Change

                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT

                                    Between

                 THE EATON VANCE GROWTH & COMPANY INCOME FUND,
                        THE EATON VANCE UTILITIES FUND,
                 THE EATON VANCE WORLDWIDE HEALTH SCIENCE FUND,
                        EATON VANCE DISTRIBUTORS, INC.,

                                      And

                        HARTFORD LIFE INSURANCE COMPANY

THIS AMENDMENT to the Retail Fund Participation Agreement dated May 1, 2002 is made and entered into as of the 1st day of October, 2004 between Hartford Life Insurance Company (the "COMPANY"), a stock life insurance company organized under the laws of Connecticut, Eaton Vance Growth & Income Fund, Eaton Vance Utilities Fund and Eaton Vance Worldwide Health Sciences Fund, each an open-end diversified management investment company organized under the laws of Massachusetts (the "FUNDS" and individually each a "FUND"). and Eaton Vance Distributors. Inc., a Massachusetts corporation (the "UNDERWRITER").

WHEREAS, the Company, the Funds and the Underwriter are parties to a certain Retail Fund Participation Agreement dated May 1, 2002 (the "Agreement").

WHEREAS, the parties desire to amend the Agreement to allow for the addition of certain Funds.

WHEREAS, defined terms in the Agreement shall have the same meaning in this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.   Schedules A and B shall be replaced by the attached Schedules A and B.

2. This Amendment may be executed in counterparts, each of which shall be an original and both of which shall constitute one instrument.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Amendment effective as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY      THE EATON VANCE GROWTH & INCOME FUND

By:    /s/ James Davey                 By:    /s/ J. L. O' Connor
       ------------------------------         ------------------------------
Name:  James Davey                     Name:  J. L. O' Connor
Title: Vice President                  Title: Treasurer
Date:  10/5/04                         Date:  10-6-04

THE EATON VANCE UTILITIES FUND       THE EATON VANCE WORLDWIDE HEALTH SCIENCE
                                     FUND

By:    /s/ J. L. O' Connor             By:    /s/ J. L. O' Connor
       ------------------------------         ------------------------------
Name:  J. L. O' Connor                 Name:  J. L. O' Connor
Title: Treasurer                       Title: Treasurer
Date:  10-6-04                         Date:  10-6-04

EATON VANCE DISTRIBUTORS, INC.

By:    /s/ [ILLEGIBLE]
       ------------------------------
Name:  [ILLEGIBLE]
Title: [ILLEGIBLE]
Date:  10/6/04

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 MARKET

K, K1, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4

403 AND 457 MARKETS

DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, UFC.

                                   PORTFOLIOS

Eaton Vance Large Cap Value (Class A and Class R Shares)
Eaton Vance Utilities (Class A Shares)
Eaton Vance Worldwide Health Sciences (Class A and Class R Shares) Eaton Vance Inc. Boston (Class A and R Shares)

                                   SCHEDULE B

In consideration of the services provided by the Company, the Funds agrees to pay the Company an amount equal to the following basis points per annum on the average amount invested by the Company's Separate Account(s) in each Portfolio under the Retail Fund Participation Agreement, such amounts to be paid within 30 days of the end of each calendar quarter.

                    PORTFOLIO FEES                        SUB T/A FEES     SERVICE FEES
-----------------------------------------------------------------------------------------
Eaton Vance Large Cap Value -- Class A Shares                  0.25%            0.25%
Eaton Vance Utilities -- Class A Shares                        0.25%            0.25%
Eaton Vance Worldwide Health Sciences -- Class A Shares        0.25%            0.25%
Eaton Vance Inc. Boston -- Class A Shares                      0.25%            0.25%
Eaton Vance Large Cap Value -- Class R Shares                  0.25%            0.50%
Eaton Vance Worldwide Health Sciences -- Class R Shares        0.25%            0.50%
Eaton Vance Income Fund of Boston -- Class R Shares            0.25%            0.50%

                  SECOND AMENDMENT TO PARTICIPATION AGREEMENT

                                    Between

                      EATON VANCE SPECIAL INVESTMENT TRUST
                 on behalf of Eaton Vance Large-Cap Value Fund
                        and Eaton Vance Utilities Fund,

                          EATON VANCE SERIES TRUST II
                on behalf of Eaton Vance Income Fund of Boston,

                            EATON VANCE GROWTH TRUST
            on behalf of Eaton Vance Worldwide Health Sciences Fund,
                          (collectively, the "Funds"),

                        EATON VANCE DISTRIBUTORS, INC.,

                                      And

                        HARTFORD LIFE INSURANCE COMPANY

THIS AMENDMENT to the Retail Fund Participation Agreement dated June 1, 2007 is made and entered into as of the 12 day of June, 2007 between Hartford Life Insurance Company (the "COMPANY"), a stock life insurance company organized under the laws of Connecticut, Eaton Vance Growth & Income Fund, Eaton Vance Utilities Fund and Eaton Vance Worldwide Health Sciences Fund, each an open-end diversified management investment company organized under the laws of Massachusetts (the "FUNDS" and individually each a "FUND"), and Eaton Vance Distributors, Inc., a Massachusetts corporation (the "UNDERWRITER").

WHEREAS, the Company, the Funds and the Underwriter are parties to a certain Retail Fund Participation Agreement dated May 1, 2002 (the "Agreement").

WHEREAS, the parties desire to amend the Agreement to allow for the addition of certain Funds.

WHEREAS, defined terms in the Agreement shall have the same meaning in this Amendment.

NOW,THEREFORE, the parties agree as follows:

1.  Schedules A and B shall be replaced by the attached Schedules A and B.

2. This Amendment may be executed in counterparts, each of which shall he an original and both of which shall constitute one instrument.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Amendment effective as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY         EACH OF THE FUNDS

By:     /s/ Jason Frain                 By:     /s/ Barbara Campbell
        ------------------------------          ------------------------------
Name:   Jason Frain                     Name:   Barbara Campbell
Title:  Assistant Vice President        Title:  Treasurer
Date:   6/12/07                         Date:   6/7/07

EATON VANCE DISTRIBUTORS, INC.

By:  /s/ John M. Trotsky
     ------------------------------
Name: John M. Trotsky
Title: V.P. Director Retirement Plans
Date: 6/7/2007

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 MARKET

K, K1, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4

403 AND 457 MARKETS

DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, UFC, Eleven, Fourteen.

                                   PORTFOLIOS

All Class A Class R and Class I Shares

                                   SCHEDULE B

In consideration of the services provided by the Company, the Funds agrees to pay the Company an amount equal to the following basis points per annum on the average amount invested by the Company's Separate Account(s) in each Portfolio under the Retail Fund Participation Agreement, such amounts to be paid within 30 days of the end of each calendar quarter.

             PORTFOLIO FEES                SUB T/A FEES     SERVICE FEES
--------------------------------------------------------------------------
All Class A Shares                              0.25%            0.25%
All Class R Shares                              0.25%            0.50%
All Class I Shares                              0.15%            0.00%

                               THIRD AMENDMENT TO
                      RETAIL FUND PARTICIPATION AGREEMENT

This amendment agreement (the "AMENDMENT") is made this 22nd day of March 2011, and amends the prior Agreement dated May 1, 2002, as amended, among Hartford Life Insurance Company, a Connecticut corporation, (the "COMPANY"), Eaton Vance Distributors, Inc., a Massachusetts corporation ("UNDERWRITER"), and each registered investment company listed on Schedule A hereto, on behalf of each participating series thereof (each a "FUND" collectively the "FUNDS"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

WHEREAS, the Company issues insurance Contracts in connection with certain retirement to plans ("PLANS") and provides administrative services comprised of, but not limited to, recordkeeping, reporting and processing services to the retirement Plans as indicated in the Agreement.

WHEREAS, Underwriter acts as principal underwriter for the Eaton Vance Family of Funds, consisting of the separate series of each registered investment company identified in Schedule A attached hereto, which Funds in the Portfolios may be updated from time to time, and the Company intends to purchase and redeem shares of additional Fund Portfolios on behalf of each corresponding Separate Account to fund the Contracts as set out under the terms and conditions of the Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1. Schedule A of the Agreement is deleted and replaced in its entirety by the Schedule A attached to this Amendment. Underwriter agrees to update and provide the Company on a periodic basis (without formal amendment to the Agreement) with a current listing of Funds available under this Agreement for which Underwriter serves as principal underwriter. Any replacement updates to such Schedule shall be signed and dated by the Underwriter, and acknowledged thereon in writing by the Company, to make clear when the Funds listed are available.

2. Schedule B of the Agreement is deleted and replaced in its entirety by the Schedule B attached to this Amendment.

3. All other terms of the Agreement shall continue in force and effect pursuant to the terms thereof.

4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned have executed this Amendment by their duly authorized officers as of the date above.

HARTFORD LIFE INSURANCE COMPANY        EATON VANCE DISTRIBUTORS, INC.

By:     /s/ Richard E. Cady            By:     /s/ Sean P. Kelly
        -----------------------------          -----------------------------
        Richard E. Cady                        Sean P. Kelly
Its:    Assistant Vice President       Its:    Senior Vice President,
                                               Managing Director
Dated:  3/22/11                        Dated:  3/28/2011

EATON VANCE FUNDS (On behalf of each registered investment company listed on Schedule A attached hereto)

By:     /s/ Barbara Campbell
        ------------------------------
Its:    Barbara Campbell, Treasurer
Dated:  3/29/11

                                   SCHEDULE B

COMPENSATION: The following compensation will be applicable for all Funds:

Part I  Compensation for Sales of Fund Shares:

Please refer to appropriate Fund prospectus for details of compensation payable to financial intermediaries on the sale of Fund shares.

Part II  Compensation for Shareholder Services:

Please refer to appropriate Fund prospectus for details of service fees payable by the Funds to financial intermediaries. In addition, 5 Basis Point Annual Fee payable by Fund Distributor.

Part III  Compensation for Administrative Services:

Class A C and R shares -- 25 Basis Point Annual Fee
Class I shares -- 15 Basis Point Annual Fee

Pursuant to an agreement between the Funds and the Fund Party, all or a portion of the Part III fee may be paid by the Funds.

HSD or its designee shall calculate the amount of each quarterly payment and shall deliver to the Fund Party a quarterly invoice showing the calculation of the amount payable to HSD. These invoices may be sent either electronically or via hard copy to the address below:

Email:      DCIOclientservie@eatonvance.com

US Mail:    Eaton Vance Distributors, Inc.
            Attn: Retirement Plans Dept.
            Two International Place
            Boston, MA 02110

Wire & ACH instructions for Hartford Compensation payable pursuant to Part II above:

Bank of America
Hartford, CT 06115

Acct Name: Hartford Life Insurance Company
ABA # 026009593
Acct # 50213808
ACH instructions are the same EXCEPT the ABA is 011900254
Please ensure Fund company name, fee type and payment period incurred are included in the wire or ACH.

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts.

                                   Portfolios

As provided in writing, from time to time, by the parties and attached hereto.